CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF
                         INCORPORATION OF
                        NEW ENVIRONMENTAL
                        TECHNOLOGIES, INC.

We, the undersigned, David C. Merrell, President, and Corie Merrell, Secretary/Treasurer, of NEW ENVIRONMENTAL TECHNOLOGIES, INC. a Nevada corporation (the "corporation"), do hereby certify:

                                I

The Articles of Incorporation of the corporation shall be amended as follows:

The foregoing amendment was adopted by the shareholders of the corporation at a meeting held August 28th, 1995.

                                II

Pursuant to a resolution duly adopted by the shareholders of the corporation on August 28th, 1995 the 75,526,250 outstanding shares of the corporation were reversed split on a basis of 250 for 1, retaining the authorized shares at 100,000,000 and the par value at one mill ($.001) per share, with the appropriate adjustments being made in the additional paid in capital and stated capital accounts of the corporation.

                               III

The number of shares entitled to vote on the amendment was 75,526,250.

                                IV

The number of shares voted in favor of the amendment was 40,000,000 with none opposing and none abstaining.
                                          /s/David C. Merrell
                                          David C. Merrell, President

                                          /s/Corie Merrell
                                          Corie Merrell, Sec/Treasurer

STATE OF UTAH

COUNTY OF SALT LAKE

          On the 19th day of October 1995, personally appeared before me, a Notary Public, David C. Merrell, who acknowledged that he is the President of New Environmental Technologies, Inc. and that he is authorized to and did execute the above instrument.

                      /s/JUDY A. BROWN
                      NOTARY PUBLIC

STATE OF UTAH

COUNTY OF SALT LAKE

           On the 19th day of October 1995, personally appeared before me, a Notary Public, Corie Merrell, who acknowledged that she is the Secretary/Treasurer of New Environmental Technologies, Inc. and that he is authorized to and did execute the above instrument.

                      /s/JUDY A. BROWN
                      NOTARY PUBLIC